Exhibit 23.2


                          Independent Auditors' Consent


We consent to the use in this Registration Statement of American Portfolios Holdings, Inc., on Form SB-2 of our report dated April 10, 2003, appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Holtz Rubenstein & Co., LLP

February 4, 2004
Melville, New York